UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 24, 2020

MID-AMERICA APARTMENT COMMUNITIES, INC.

(Exact name of registrant as specified in its charter)

Tennessee	001-12762	62-1543819
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6815 Poplar Avenue, Suite 500
Germantown, Tennessee	38138
(Address of Principal Executive Offices)	(Zip Code)

(901) 682-6600

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13 e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share (Mid-America Apartment Communities, Inc.)	MAA	New York Stock Exchange
8.50% Series I Cumulative Redeemable Preferred Stock, $.01 par value per share (Mid-America Apartment Communities, Inc.)	MAA*I	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of certain Officers; Compensatory Arrangement of Certain Officers.

(d) Election of Directors. On September 24, 2020, the Board of Directors (the “Board”) of Mid-America Apartment Communities, Inc. (the “Company”), upon the recommendation of the Board's Nominating and Corporate Governance Committee, appointed Edith Kelly-Green as a member of the Board, effective immediately with a term expiring at the Company’s 2021 Annual Meeting of Shareholders. Pursuant to the Company’s Fourth Amended and Restated Bylaws and in accordance with its Charter, the number of directors on the Board was increased from 12 to 13 by resolutions adopted and approved by the Board prior to Ms. Kelly-Green’s appointment.  In addition, the Board appointed Ms. Kelly-Green to the Audit Committee.

Ms. Kelly-Green is a founding partner in The KGR Group, which she founded in 2005 following her retirement in 2003 as Vice President and Chief Sourcing Officer of FedEx Express, a subsidiary of FedEx Corporation. Ms. Kelly-Green initially joined FedEx Corporation in 1977 as a senior accountant and served in various other roles, including as Vice President of Internal Audit for FedEx Corporation from 1991 to 1993 and Vice President, Strategic Sourcing and Supply from 1993 until her promotion to Vice President and Chief Sourcing Officer of FedEx Express. Ms. Kelly-Green currently serves on the board of directors of Sanderson Farms, Inc. (Nasdaq: SAFM) and previously served on the board of directors of Applied Industrial Technologies, Inc. (NYSE: AIT). Ms. Kelly-Green earned a bachelor’s degree in accounting from the University of Mississippi and an MBA from the Owen Graduate School of Management at Vanderbilt University. She is a certified public accountant (inactive) and worked as a senior auditor for Deloitte and Touche from 1973 to 1977.

Ms. Kelly-Green is an independent director as defined under the listing standards of the New York Stock Exchange.  There are no arrangements or understandings between Ms. Kelly-Green and any other persons pursuant to which she was selected as a director of the Company. There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between Ms. Kelly-Green and the Company or Mid-America Apartments, L.P., the Company’s operating partnership.

In consideration for her service to the Company, Ms. Kelly-Green will receive compensation consistent with that received by the Company's other non-employee directors as disclosed in the Company's definitive proxy statement, filed with the Securities and Exchange Commission on April 7, 2020, in connection with the Company's 2020 Annual Meeting of Shareholders.

The Company has also entered into its standard form of indemnification agreement with Ms. Kelly-Green (the “Indemnification Agreement”), effective as of September 24, 2020.  The Indemnification Agreement provides, among other things, that the Company will indemnify Ms. Kelly-Green, under the circumstances and to the extent provided for therein, for certain expenses incurred by her in any action or proceeding arising out of her service as a director of the Company, any subsidiary of the Company or any other company or enterprise to which she provides services at the Company’s request.

The foregoing description of the Indemnification Agreement is a summary and is qualified in its entirety by the full text of the Indemnification Agreement, the form of which was previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 1, 2016 and is incorporated herein by reference as Exhibit 10.1 to this Current Report on Form 8-K.

ITEM 7.01Regulation FD Disclosure.

The Company announced the appointment of Ms. Kelly-Green in a press release on September 24, 2020. A copy of the press release is being furnished with this Current Report on Form 8-K as Exhibit 99.1.

ITEM 9.01Financial Statements and Exhibits.

(d)Exhibits.

Exhibit Number	Description
10.1

Form of Indemnification Agreement between Mid-America Apartment Communities, Inc. and each of its directors and certain of its executive officers (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 1, 2016)

99.1*	Press release dated September 24, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MID-AMERICA APARTMENT COMMUNITIES, INC.

Date:	September 24, 2020	/s/Albert M. Campbell, III
Albert M. Campbell, III
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)